For Immediate Release

Jensen Beach, FL

April 8, 2003

Regency Affiliates, Inc. (RAFI.OB) is pleased to announce that it has entered into an amendment to the partnership agreement for Security Land and Development Company Limited Partnership, a Maryland limited partnership that owns a two story office building and connected six story tower that is occupied by the Social Security Administration of the United States Government. The General Services Administration recently agreed to extend the term of its lease for the property through October 2018.

Regency Affiliates is a limited partner in Security Land and a limited partner in 1500 Woodlawn Limited Partnership, the general partner of Security Land. Under the amendment entered into today, the net proceeds of a loan to Security Land will be distributed to Regency and the non-Regency partners on a 50/50 basis, provided that such allocation would result in a minimum distribution to Regency of $39,000,000 (a "qualified financing"). The amendment also provides that, following a qualified financing, Regency will be entitled to (i) 95% of Security Land's distributions of cash flow until it has received $2,000,000 of such distributions, and thereafter 50% of such distributions, (ii) once it has received $2,000,000 of cash flow distributions, a $180,000 annual management fee and (iii) a 50% interest in all other distributions from Security Land. The foregoing percentages are inclusive of Regency's interest as a limited partner in 1500 Woodlawn.

The amendment, which is being held in escrow pending consummation of a qualified financing, will not become effective if a qualified financing is not consummated on or prior to August 5, 2003. Regency's existing rights under the Security Land partnership agreement remain unchanged by the amendment unless and until the amendment becomes effective.

While there can be no assurance that a qualified financing will be consummated, the general partner of Security Land has informed Regency that it is negotiating the terms of a new loan for the Partnership that would constitute a qualified financing, and that it intends to consummate the qualified financing as soon as possible.

Regency is a defendant in an action entitled Gatz et al. v. Ponsoldt, Sr., et al. pending in the Federal District Court for the District of Nebraska. In connection with a motion by the plaintiffs in the action seeking to enjoin the "monetization" of the Security Land asset, an Order was entered upon Regency's agreement to give plaintiffs ten-days' notice of any such monetization. In light of the foregoing, Regency today delivered notice of the prospective qualified financing. Regency intends to oppose any effort by plaintiffs to interfere with the prospective qualified financing.

Inquiries: Laurence S. Levy
           Regency Affiliates, Inc. President and Chief Executive Officer
           (212) 644-3450


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CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.


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